EXHIBIT 1.1
CENTRAL FEDERAL CORPORATION
(a Delaware corporation)
2,000,000 Shares of Common Stock
UNDERWRITING AGREEMENT
     THIS UNDERWRITING AGREEMENT (this “Agreement”) is made and entered into this 10th day of January, 2006 by and between Central Federal Corporation, a Delaware corporation (the “Company”), and Ryan Beck & Co, Inc. (the “Underwriter”). The Company hereby confirms its agreement with the Underwriter with respect to the issue and sale by the Company and the purchase by the Underwriter of 2,000,000 shares (the “Initial Securities”) of the Company’s $0.01 par value common stock (“Common Stock”). The Company also proposes to issue and sell to the Underwriter, at the Underwriter’s option, up to an additional 300,000 shares of Common Stock (the “Option Securities”) as set forth herein. The term “Securities” as used herein, unless indicated otherwise, shall mean the Initial Securities and the Option Securities.
     The initial public offering price for the Securities, the purchase price to be paid by the Underwriter for the Securities, and the number of Securities to be sold to the Underwriter by the Company shall be agreed upon by the Company and the Underwriter, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the “Price Determination Agreement”). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to “this Agreement” shall be deemed to include, the Price Determination Agreement.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-2 (File No. 333-129315), as amended by a registration statement on Form S-1/A, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus, and, if such registration statement has not become effective, the Company will prepare and file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus. Each prospectus used before the time such registration statement becomes effective is herein called a “preliminary prospectus.” Such registration statement, at the time it becomes effective, is herein called the “Registration Statement,” and the prospectus, included in the Registration Statement at the time it becomes effective is herein called the “Prospectus,” except that, if any revised prospectus provided to the Underwriter by the Company for use in connection with the offering of the Securities differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b) under the 1933 Act (“Rule 424(b)”), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first furnished to the Underwriter for such use.
     The Company understands that the Underwriter proposes to make a public offering of the Securities (the “Offering”) as soon as possible after the Registration Statement becomes effective. The Underwriter may assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. (“NASD”) to participate in the solicitation of purchase orders for the Securities.
     Section 1: Representations and Warranties.
          (a) The Company represents and warrants to and agrees with the Underwriter that:
     (i) The Company meets the requirements for use of Form S-1 under the 1933 Act and, when the Registration Statement on such form shall become effective and at all times subsequent thereto up to the Closing Time referred to below (and, with respect to the Option Securities, up to the “Option Closing Time” referred to below), (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”); (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement or the Prospectus. The statements contained under the caption “Underwriting” in the Prospectus constitute the only information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.
     (ii) At the time of filing the Registration Statement relating to the offering of the Securities and at the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405. At the time of the filing of the registration statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h), the Company met the conditions required by Rules 164 and 433 for the use of a free writing prospectus related to the offered Securities at the time it is required to be filed under Rule 433 and, if not required to be filed, will retain such free writing prospectus in the Company’s records pursuant to Rule 433(g) and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities the Company will file or retain such free writing prospectus as required by Rule 433.
     (iii) As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Securities or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein. As used in this paragraph and elsewhere in this Agreement:
(a)	“Applicable Time” means 4:00 p.m. (Eastern time) on the date of this Underwriting Agreement.1

(b)	“Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Securities that is included in the Registration Statement relating to the offered Securities immediately prior to that time, including any document incorporated by reference therein.

(c)	“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h), relating to the offered Securities that is required to be filed with the SEC by the Company or required to be filed with the SEC.

(d)	“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A to this Underwriting Agreement.

(e)	“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free

1	The “Applicable Time” will be the time selected by Ryan Beck at which it desires the disclosure to be tested for Section 12(a)(2) purposes. The time must necessarily fall after pricing and, in light of Rule 159, before the first oral sale to any investor.

Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the SEC.
     (iv) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the offering and sale of the offered Securities or until any earlier date that the Company notified or notifies the Underwriter (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offered Securities, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Underwriter so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with the written information furnished to the Company by the Underwriter specifically for use therein.
     (v) Documents previously filed with the Commission complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Time (and with respect to the Option Securities, up to the “Option Closing Time” referred to below), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case after excluding any statement that does not constitute a part of the Registration Statement or the Prospectus pursuant to Rule 412 of the 1933 Act Regulations.
     (vi) Crowe Chizek and Company LLC (“Crowe Chizek”) who is reporting upon the audited financial statements included or incorporated by reference in the Registration Statement, has advised the Company that it is an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations and within the meaning of the Code of Ethics of the American Institute of Certified

Public Accountants (“AICPA”), is, with respect to the Company and each of its subsidiaries, an independent certified public accountant and is a “registered public accounting firm” within the meaning of Section 102(a)(12) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).
     (vii) The audited and unaudited consolidated financial statements (including the notes thereto), included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial and statistical data included in the Prospectus are accurate in all material respects and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and, if any, unaudited consolidated financial statements included or incorporated by reference in the Registration Statement.
     (viii) The Company is, and at all relevant times has been, in compliance with the applicable provisions of Sarbanes-Oxley and the rules and regulations promulgated thereunder, except where such failure to comply would not be reasonably likely to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.
     (ix) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures as required by Rules 13a-15 and 15d-15 under the 1934 Act. The Company has conducted an evaluation under the supervision and with the participation of its management, including the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of its disclosure controls and procedures, and the Company’s Chief Executive Officer and Chief Financial Officer have concluded that its disclosure controls and procedures are effective to ensure that information required to be disclosed in the Commission Reports is recorded, processed, summarized and reported, within the periods specified in, and in accordance with the requirements of, the Commission’s rules, regulations and forms. Based on such evaluations, (i) there were no significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) there was no fraud, whether or not material, that involved management or other employees of the Company or any of its subsidiaries who have a significant role in the Company’s internal control over financial reporting.
     (x) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. Each direct and indirect subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. The Company and each of its direct and indirect subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.
     (xi) The Company is duly registered with the Office of Thrift Supervision as a savings and loan holding company under the Home Owners’ Loan Act, as amended. The Bank is a federally-chartered savings association subsidiary of the Company; and the deposit accounts of the Bank are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) up to the maximum allowable limits thereof. The Company has all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement to carry out the provisions and conditions hereof and thereof and to issue and sell the Securities.
     (xii) All of the outstanding shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.
     (xiii) Except for the Bank and Central Federal Capital Trust I, the Company does not have any “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X of the Commission.
     (xiv) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption “Description of Our Common Stock.” The capital stock, subordinated debentures and associated trust preferred securities and other securities of the Company conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.
     (xv) This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Underwriter, will constitute the valid and binding agreements of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

     ( xvi) The Securities have been duly and validly authorized by the Company for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company to the Underwriter pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms. The Securities conform in all material respects to the description thereof in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same; the holders of the Securities will be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the Delaware General Corporation Law; and the issuance of the Securities is not subject to any preemptive or other similar rights.
     (xvii) Except for information provided in writing to the Company by the Underwriter about the Underwriter for use in the Prospectus, the Company has not relied upon the Underwriter or its legal or other advisors for any legal, tax or accounting advice. The Company has been advised by counsel in the negotiation, execution and delivery of this Underwriting Agreement, that the Underwriter does not have any fiduciary relationship with or fiduciary duty to the Company or any other person arising out of or in connection with this Underwriting Agreement or any of the other agreements or transactions contemplated hereby and that the Underwriter has not been retained to advise and has not advised the Company or any other person regarding the wisdom, prudence or advisability of entering into or consummating the Offering or of consummating the Offering at any particular price.
     ( xviii) The issuance and sale of the Securities by the Company, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Company for the issue and sale of the Securities by the Company, or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, or state securities laws.
     (xix) Each person who is an executive officer or director of the Company has agreed to sign an agreement substantially in the form attached hereto as Exhibit B (the “Lock-up Agreements”). The Company has provided to counsel for the Underwriter true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other shareholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of the Underwriter.
     (xx) The Company has not engaged in any activity that would result in the Company being, and after giving effect to the offering and sale of the Securities, the Company will not be, an “investment company,” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (xxi) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to the preemptive rights of any stockholder of the Company.
     (xxii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary thereof, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any cash dividend or cash distribution of any kind declared, paid or made by the Company on its capital stock. Neither the Company, the Bank nor any other subsidiary of the Company has any material liability of any nature, contingent or otherwise, except as set forth in the Prospectus.
     (xxiii) Neither the Company, the Bank nor any other direct or indirect subsidiary of the Company is in violation of any provision of its articles of incorporation, charter, certificate of trust, trust agreement or bylaws, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its respective properties may be subject, except for such defaults that, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.
     (xxiv) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company, the Bank or any other subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Company, the Bank or any other subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its business, if decided in a manner adverse to the Company, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.
     (xxv) There are no material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.
     (xxvi) Each of the Company and its direct and indirect subsidiaries, including the Bank, has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise are in full force and effect, and neither the Company, the Bank nor any other subsidiary has any notice of any material claim that has been asserted by anyone adverse to the rights of the Company, the Bank or any other subsidiary under any such lease or sublease or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.
     (xxvii) Each of the Company and its direct and indirect subsidiaries, owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company, the Bank nor any other subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to revocation or modification of, any such licenses, permits, certificates, consents, orders, approvals or authorizations.
     (xxviii) No labor problem with the employees of the Company, the Bank or any other subsidiary exists or, to the best knowledge of the Company, is imminent such that it could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, the Bank’s or any other subsidiary’s principal suppliers, contractors or customers that could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.
     (xxix) Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.
     (xxx) Except as disclosed in the Prospectus, to the best of its knowledge, the Company and its direct and indirect subsidiaries, including the Bank, own or are entitled to use or otherwise possess legally enforceable rights in all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively, “Patent and Proprietary Rights”), if any, currently employed by them in connection with the business now operated by them except where the failure to own, be entitled to use, possess or acquire such Patent and Proprietary Rights would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise. Neither the Company, the Bank nor any other subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Patent and Proprietary Rights, and which infringement or conflict (if the subject of any unfavorable decision, rule and refinement, singly or in the aggregate) could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.
     (xxxi) The Company and each subsidiary of the Company have filed all federal, state and local income, franchise or other tax returns required to be filed and have made timely payments of all taxes due and payable in respect of such returns, and no material deficiency has been asserted with respect thereto by any taxing authority.
     (xxxii) The Company has filed with The Nasdaq Stock Market, Inc. (“Nasdaq”) all documents and notices required by Nasdaq of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq Capital Market or, as applicable, the Nasdaq National Market.
     (xxxiii) Neither the Company, the Bank nor any other subsidiary of the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the 1934 Act or otherwise, of the price of the Securities or the Common Stock.
     (xxxiv) Neither the Company, the Bank nor any other subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of securities registration or issuance, banking, bank holding companies, consumer credit, truth-in-lending, truth-in-savings, usury, currency transaction reporting, anti-money laundering and customer identification regulations, environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except such violations that have been fully cured or satisfied without recourse or that in the aggregate will not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.
     (xxxv) Each subsidiary of the Company that is engaged in the business of insurance or reinsurance (collectively, the “Insurance Subsidiaries”), holds such insurance licenses, certificates and permits from the governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the “Insurance Licenses”)) as are necessary to the conduct of its business as described in the Prospectus, and the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses. Except as disclosed in the Prospectus, (1) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, and (2) no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.
     (xxxvi) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.
     (xxxvii) Except as disclosed in the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since December 31, 2004.
     (xxxviii) Neither the Company, the Bank nor any other subsidiary has any agreement or understanding with any person (A) concerning the future acquisition by the Company or the Bank of a controlling interest in any entity or (B) concerning the future acquisition by any person of a controlling interest in the Company, the Bank or any other subsidiary, in either case that is required by the 1933 Act or the

1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus.
          (b) Any certificate signed by any authorized officer of the Company or the Bank and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.
          (c) The Underwriter represents and warrants to and agrees with the Company that:
     (i) The Underwriter is registered as a broker-dealer with the Commission and is a member of the NASD.
     (ii) The Underwriter is validly existing and in good standing as a corporation under the laws of the State of New Jersey with corporate power and authority to provide the services to be furnished to the Company hereunder.
     (iii ) This Agreement has been duly authorized, executed and delivered by the Underwriter and, when duly executed by the Underwriter, will constitute the valid and binding agreements of the Underwriter enforceable against the Underwriter in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
     (iv) The Underwriter and, to the Underwriter’s knowledge, its employees, and agents who shall perform any of the services required hereunder to be performed by the Underwriter shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services.
     (v) The execution and delivery of this Agreement by the Underwriter, the fulfillment of the terms set forth herein and the consummation of the transactions herein contemplated shall not violate or conflict with the corporate charter or bylaws of the Underwriter or violate, conflict with or constitute a breach of, or default (or any event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which the Underwriter is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order applicable to it.
     (vi) There is not now pending or, to the Underwriter’s knowledge, threatened against the Underwriter any material action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning the Underwriter’s activities as a broker-dealer.
     Section 2. Sale and Delivery to the Underwriter; Closing.

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the number of Initial Securities set forth at the purchase price and terms set forth herein and in the Price Determination Agreement.
          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase all or a portion of the Option Securities in accordance with the terms set forth herein and in the Price Determination Agreement. The option hereby granted will expire at 5:00 p.m. on the 30th day after the date the Registration Statement is declared effective by the Commission (or at 5:00 p.m. on the next business day following the 30th day if such 30th day is not a business day) and may be exercised, solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is exercising the option and the time, date and place of payment and delivery for the Option Securities. Such time and date of delivery (the “Option Closing Date”) shall be determined by the Underwriter but shall not be later than five full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given.
          (b) Payment of the purchase price for, and delivery of certificates for, the Common Stock issuable in connection with the Initial Securities shall be made at such place as shall be agreed upon by the Company and the Underwriter, at 9:30 a.m. on the third full business day after the effective date of the Registration Statement, or at such other time not earlier than three or more than ten full business days thereafter as the Underwriter and the Company shall determine (such date and time of payment and delivery being herein called the “Closing Time”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at such place as shall be agreed upon by the Company and the Underwriter, on the Option Closing Date as specified in the notice from the Underwriter to the Company. Payment for the Initial Securities and the Option Securities, if any, shall be made to the Company by wire transfer of immediately available funds, against delivery of the Common Stock which comprises the Initial Securities and Option Securities, as the case may be, to the Underwriter.
          (c) The Common Stock which comprises the Initial Securities and Option Securities, as the case may be, shall be registered in such name or names as the Underwriter may request in writing at least two business days prior to the Closing Time or the Option Closing Time, as the case may be.
     Section 3. Certain Covenants of the Company. The Company covenants with the Underwriter as follows:
          (a) The Company will use its best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission’s staff, (iii) of any request of the Commission’s staff to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.
          (b) The Company will not at any time file or make any amendment to the Registration Statement or, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations (“Rule 430A”), any amendment or supplement to the Prospectus (including documents incorporated by reference into the Registration Statement or the Prospectus) of which the Underwriter shall not previously have been advised and furnished a copy, or to which the Underwriter or counsel for the Underwriter shall reasonably object.
          (c) The Company represents and agrees that, unless it obtains the prior consent of the Underwriter and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the offered Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely SEC filing where required, legending and record keeping.
          (d) The Company has furnished or will furnish to the Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts as the Underwriter may reasonably request.
          (e) The Company will deliver or cause to be delivered to the Underwriter, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver or cause to be delivered to the Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable after the Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested by the Underwriter during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriter may reasonably request.
          (f) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.
          (g) The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which Securities have been qualified as above provided.
          (h) The Company will make generally available, within the meaning of Rule 158 of the 1933 Act Regulations (“Rule 158”), to the holders of the Securities and the Underwriter as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158) covering a period of at least 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company’s fiscal quarter next following such effective date.
          (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”
          (j) The Company, during the period when a prospectus is required by the 1933 Act to be delivered in connection with the sales of Common Stock, will use its best efforts to cause a registration statement for the Common Stock to be effective and will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.
          (k) For a period of five years after the Closing Time, the Company will furnish to the Underwriter copies of all annual reports, quarterly reports and current reports filed by the Company with the Commission, such other documents, reports, proxy statements and information as shall be furnished by the Company to its stockholders generally, and such other public information concerning the Bank or the Company as the Underwriter may reasonably request.
          (l) The Company will provide to the holders of the Common Stock annual reports containing financial statements audited by the Company’s independent auditors and, upon written request, the Company’s annual reports on Form 10-K or Form 10-KSB, as applicable.
          (m) The Company will file with Nasdaq all documents and notices required by Nasdaq of companies that have issued securities that are quoted on the Nasdaq Capital Market or Nasdaq National Market, as applicable.
          (n) The Company shall cause to be prepared by its counsel one or more “blue sky” surveys (each, a “Blue Sky Survey”) for use in connection with the offering of the Securities as contemplated by the Prospectus and a copy of each Blue Sky Survey or surveys shall be delivered to each of the Company and the Underwriter.
          (o) If, at the time the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A, then the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b), copies of an amended Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.
          (p) The Company will, at its expense, subsequent to the issuance of the Securities, prepare and distribute to the Underwriter and counsel to the Underwriter a bound volume containing copies of the documents used in connection with the issuance of the Securities.
          (q) The Company will not, prior to the Option Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K (or Regulation S-B, as applicable) of the Commission, except as contemplated by the Prospectus.
          (r) The Company will not sell or issue, contract to sell or issue, or otherwise dispose of, for a period of 180 days after the Closing Time, without the prior written consent of the Underwriter, any shares of, or any securities convertible into or exercisable for shares of, Common Stock other than in connection with any plan or arrangement described in the Prospectus.

     Section 4. Payment of Expenses.
          (a) Whether or not the sale of the Securities by the Company is consummated, the Company agrees to pay all expenses incident to the performance of the obligations of the Company under this Agreement, including the following: (i) the preparation, printing, issuance and delivery of the certificates or entries evidencing the shares of Common Stock comprising the Securities; (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors; (iii) the qualification or exemption from qualification of the Securities under all applicable securities or “blue sky” laws, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey concerning such jurisdictions as the Underwriter may reasonably designate; (iv) the printing and delivery to the Underwriter, in such quantities as the Underwriter shall reasonably request, copies of the Prospectus, and all other documents in connection with this Agreement; (v) the filing fees and the fees and disbursements of counsel incurred in connection with the review of the Offering by the NASD; (vi) the fees for listing the Common Stock comprising the Securities on the Nasdaq Capital Market; (vii) the fees and expenses relating to advertising expenses, investor meeting expenses and other miscellaneous expenses relating to the marketing by the Underwriter of the Securities; and (viii) the fees and charges of any transfer agent, registrar or other agent. In the event that the Underwriter incurs any such expenses on behalf of the Company, the Company will pay or reimburse the Underwriter for such expenses regardless of whether the Offering is successfully completed, and such reimbursements will not be included in the expense limitations set forth in the following paragraph.
          (b) In addition, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses, including legal fees and expenses of Underwriter’s counsel, incurred by the Underwriter in connection with the services provided by the Underwriter to the Company pursuant to this Agreement. Such legal fees shall not exceed $75,000 with regard to the Offering (including the out-of-pocket expenses of counsel and any “blue sky” fees and expenses). The Underwriter will provide a detailed accounting of the out-of-pocket expenses referred to in this paragraph, which will be paid by the Company on the Closing Time. The parties hereto acknowledge that it may be necessary to exceed the expense limitations set forth in this paragraph in the event of a material delay in the Offering including, but not limited to, a delay that requires an update of financial or other information contained in the Prospectus. Accordingly, the Company and the Underwriter shall amend this Agreement in accordance with the requirements of Section 15 to revise the expense limitations set forth in this paragraph as necessary to cover all or an agreed upon amount of the additional expenses arising from a material delay in the Offering. The Company shall have no duty to reimburse the Underwriter for expenses exceeding the express limitations of this of this Section 4(b) or any amendment hereto.
          (c) If (i) the Closing Time does not occur on or before March 31, 2006, (ii) the Company abandons or terminates the Offering, or (iii) this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or 9(a), the Company shall reimburse the Underwriter for its reasonable out-of-pocket expenses, as set forth in this Section 4, including the reasonable fees and disbursements of counsel for the Underwriter.

          Section 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Securities that it has agreed to purchase pursuant to this Agreement are subject, in the discretion of the Underwriter, to the accuracy of the representations and warranties of the Company contained herein or in certificates of the officers of the Company or any subsidiary delivered pursuant to the provisions hereof, to the execution of the Price Determination Agreement no later than 5:30 p.m. on the first business day following the date hereof, or at such later time as the Underwriter may agree in writing (in the Underwriter’s sole discretion), to the performance by the Company of its obligations hereunder and to the following further conditions:
          (a) The Registration Statement shall have become effective no later than 4:00 p.m. on the first business day following the date hereof, or at such later time or on such later date as the Underwriter may agree to in writing; at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall be pending or, to the Underwriter’s knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriter. If the Company has elected to rely upon Rule 430A, a prospectus containing the information required by Rule 430A shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).
          (b) At the Closing Time, the Underwriter shall have received:
     (i) The favorable opinion, dated as of the Closing Time, of Brouse McDowell, LPA (“Brouse McDowell”), counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit C and a letter in the form of Exhibit D.
     (ii) The favorable opinion, dated as of the Closing Time, of Thacher Proffitt & Wood LLP (“Thacher Proffitt”) counsel for the Underwriter, in form and substance satisfactory to the Underwriter.
          In rendering such opinions, counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials, certificates or opinions of other counsel reasonably satisfactory to the Underwriter and, as to matters of fact, officers’ certificates. The opinion of such counsel need refer only to matters of Delaware and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Underwriter.
          (c) At the Closing Time and again at the Option Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon), and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries that would be required to be set forth in the Prospectus that is not set forth therein, and no proceedings shall be pending or, to the knowledge of the Company, threatened against either of the Company or any subsidiary of the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus; (iv) the Company shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or Option Closing Date, as applicable; (v) the other representations and warranties of the Company set forth in Section l(a) hereof shall be accurate in all material respects as though expressly made at and as of the Closing Time or Option Closing Date, as applicable; and (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose been initiated or, to the best knowledge of the Company, threatened by the Commission. At the Closing Time, the Underwriter shall have received a certificate of the President and the principal financial officer of the Company, dated as of the Closing Time, to such effect.
          (d) At the Closing Time and again at the Option Closing Date, neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.
          (e) At the Closing Time and again at the Option Closing Date, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq; (ii) a general moratorium on commercial banking activities declared by either Federal or Delaware authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak of new hostilities or escalation of existing hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iii) or (iv), in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.
          (f) At the time that this Agreement is executed by the Company, the Underwriter shall have received from Crowe Chizek a letter or letters, dated such date, in form and substance satisfactory to the Underwriter, confirming that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations and a “registered public accounting firm” within the meaning of Section 102(a)(12) of Sarbanes-Oxley, and stating in effect that, with respect to the Company:
     (i) in their opinion, the consolidated financial statements as of December 31, 2004 and 2003, and for each of the years in the three year period ended December 31, 2004 and the related financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;
     (ii) on the basis of procedures (but not an audit in accordance with generally accepted accounting standards) specified by the AICPA for a review of interim financial information as described in SAS No. 100, Interim Financial Information, including a reading of the latest available interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the Board of Directors of the Company and the Bank and of each committees of the Board of Directors of the Company and the Bank since September 30, 2005, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:
     (A) the unaudited interim consolidated financial information included or incorporated by reference in the Prospectus, if any, do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Prospectus;
     (B) at a specified date not more than three days prior to the date of this Agreement, there was any increase in total borrowings, real estate owned or Federal Home Loan Bank advances of the Company and its consolidated subsidiaries or any decrease in total assets, total deposits or shareholders’ equity of the Company and its consolidated subsidiaries, any increase in the number of outstanding shares of capital stock of the Company and its consolidated subsidiaries or any increase or decrease in loan loss allowance of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the financial statements at September 30, 2005 included in the Registration Statement, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; or
     (C) for the period from September 30, 2005 to a specified date not more than three days prior to the date of this Agreement, there was any decrease in consolidated net interest income, non-interest income, net income or net income per share or any increase in the consolidated provision for loan losses, in each case as compared with a period of comparable length in the preceding year, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; and
     (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (including the Selected Consolidated Financial Data) (having compared such items with, and having found such items to be in agreement with, the financial statements of the Company or general accounting records of the Company, as applicable, which are subject to the Company’s internal accounting controls or other data and schedules prepared by the Company from such records); and
     (iv) on the basis of a review of schedules provided to them by the Company, nothing came to their attention that caused them to believe that the pro forma information set forth in the Prospectus under the heading “Capitalization” had not been correctly calculated on the basis described therein.
          (g) At the Closing Time, the Underwriter shall have received from Crowe Chizek a letter, in form and substance satisfactory to the Underwriter and dated as of the Closing Time, reaffirming the statements made in the letter(s) furnished pursuant to Section 5(d) hereof, except that the inquiries specified in Section 5(d) hereof shall be made based upon the latest available unaudited interim consolidated financial statements and the specified date referred to shall be a date not more than five days prior to the Closing Time.
          (h) At the Closing Time, counsel for the Underwriter shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and the matters referred to in Section 5(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement shall be satisfactory in form and substance to the Underwriter and to counsel for the Underwriter.
          (i) The Company shall have paid, or made arrangements satisfactory to the Underwriter for the payment of, all such expenses as may be required by Section 4 hereof.
          (j) In the event the Underwriter exercises its option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the obligations of the Underwriter to purchase the Option Securities that it has agreed to purchase shall be subject to the receipt by the Underwriter on the Option Closing Date of:
     (i) A certificate, dated the Option Closing Date, of the President and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true as of the Option Closing Date;
     (ii) The favorable opinion of Brouse McDowell, counsel for the Company, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to Thacher Proffitt, counsel to the Underwriter, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof;
     (iii) The favorable opinion of Thacher Proffitt, counsel to the Underwriter, dated the Option Closing Date, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof; and
     (iv) A letter from Crowe Chizek addressed to the Underwriter and dated the Option Closing Date, in form and substance satisfactory to the Underwriter and substantially the same in form and substance as the letter(s) furnished to the Underwriter pursuant to Section 5(e) hereof.
          (k) The Common Stock comprising the Securities shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the “blue sky” or securities laws of such jurisdictions as shall have been reasonably specified by the Underwriter, and the Offering contemplated by this Agreement shall have been cleared by the NASD.
          (l) The Securities shall have been duly listed for quotation on the Nasdaq Capital Market.
          (m) The Lock-Up Agreements shall have been delivered to the Underwriter.
     If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Underwriter on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 of this Agreement. Notwithstanding any such termination, the provisions of Sections 4, 6, 7, 10 and 12 of this Agreement shall remain in effect.

     Section 6. Indemnification.
          (a) The Company agrees to indemnify and hold harmless the Underwriter, each officer, director, employee, agent and legal counsel of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage and expense whatsoever (which shall include, but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation, provided such settlement is entered into with the consent of the Company as provided herein), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) any preliminary prospectus, the Registration Statement, the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any preliminary prospectus or the Prospectus or in any Issuer-Represented Free Writing Prospectus or (B) in any application or other document or communication (collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the “blue sky” or securities laws thereof or filed with the Commission, Nasdaq or any securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Underwriter, this Agreement or the compensation of the Underwriter furnished to the Company by or on behalf of the Underwriter expressly for inclusion in any preliminary prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or in any Issuer-Represented Free Writing Prospectus or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. For purposes of this section, the term “expense” shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by any of the Underwriter’s directors, officers, employees and counsel according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all directors, officers, employees, agents, legal counsel and controlling persons of each affiliate of the Underwriter.
          (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, each officer who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or in any Issuer-Represented Free Writing Prospectus or any application in reliance upon and in conformity with written information about the Underwriter, this Agreement or the compensation of the Underwriter, furnished to the Company by the Underwriter expressly for inclusion in such preliminary prospectus, the

Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application.
          (c) An indemnified party shall give prompt notice to each indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel satisfactory to the indemnified parties and the payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties that are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Company shall be liable for any settlement of any claim against the Underwriter (or any of its directors, officers, employees, agents, legal counsel or controlling persons) made with the Company’s written consent, which consent shall not be unreasonably withheld. The Company shall not, without the written consent of the Underwriter, settle or compromise any claim against the Underwriter (or any of its directors, officers, employees, agents, legal counsel or controlling persons) based upon circumstances giving rise to an indemnification claim against the Company hereunder unless such settlement or compromise provides that the Underwriter and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.
          (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Underwriter, on the other hand, shall contribute to the amount paid or payable by such indemnified persons as a result of such loss, liability, claim, damage and expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the underwriting, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability, claim, damage and expense, and any other relevant equitable considerations. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Underwriter shall not be obligated to contribute any amount hereunder that exceeds the amount of the underwriting discount retained by it.
          (e) The indemnity and contribution agreements contained herein are in addition to any liability which the Company may otherwise have to the Underwriter.
          (f) Neither termination nor completion of the engagement of the Underwriter nor any investigation made by or on behalf of the Underwriter shall affect the indemnification obligations of the Company or the Underwriter hereunder, which shall remain and continue to be operative and in full force and effect.
     Section 7. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person of the Underwriter and will survive termination of this Agreement and receipt or delivery of and payment for the Securities.
     Section 8. Offering by the Underwriter. The Company is advised by the Underwriter that the Underwriter proposes to make a public offering of the Securities, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriter deems advisable after the Registration Statement becomes effective.
     Section 9. Termination of Agreement.
          (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; or (ii) if there has occurred, since the execution of this Agreement, any material adverse change in the financial markets of the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities; or (iii) if, since the execution of this Agreement, trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or if trading generally on The New York Stock Exchange, Nasdaq National Market, Nasdaq Capital Market or in the over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or system or by order of the Commission, Nasdaq or any other governmental authority with appropriate jurisdiction over such matters, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; or (iv) if, since the execution of this Agreement, a banking moratorium has been declared by any federal, Delaware, New York or New Jersey authority; or (v) if, since the execution of this Agreement, there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in the Underwriter’s judgment makes it inadvisable to proceed with the offering, sale and delivery of the Securities on the terms contemplated by the Prospectus; or (vi) if the Underwriter reasonably determines (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Company in the Company’s disclosure documents and that the sale of the Securities is inadvisable given such disclosures; or (vii) if the Price Determination Agreement has not been executed by all the parties hereto prior to 5:30 p.m. on the first business day following the date of this Agreement.
          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7, 10 and 12 hereof shall remain in effect.
     Section 10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices shall be addressed as follows:

If to the Underwriter:

Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey 07932-2289
Attention: Charles R. Crowley, Managing Director

with a copy to:

Thacher Proffitt & Wood LLP
1700 Pennsylvania Avenue, NW, Suite 800
Washington, DC 20006
Attention: V. Gerard Comizio, Esq.

If to the Company:

Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
Attention: Mark S. Allio, President, Chief Executive Officer
and Chairman of the Board of Directors

with a copy to:

Brouse McDowell LPA
388 South Main Street, Suite 500
Akron, Ohio 44311
Attention: Stanley E. Everett, Esq.
     Section 11. Parties. This Agreement is made solely for the benefit of the Underwriter, and the officers, directors, employees, agents and legal counsel of the Underwriter specified in Section 5 hereof, the Company and, to the extent expressed, any person controlling the Company or the Underwriter, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from the Underwriter of the Securities.
     Section 12. WAIVER OF TRIAL BY JURY. THE UNDERWRITER AND THE COMPANY HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.
     Section 13. Governing Law and Time. This Agreement shall be governed by the laws of the State of New Jersey. Specified times of the day refer to New York City time.
     Section 14. Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.
     Section 15. Miscellaneous. This Agreement, including all Exhibits hereto, constitutes the entire understanding of the parties and supercedes any and all prior negotiations of the parties with respect to this subject matter. This Agreement may be amended only in writing signed by each of the parties. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law. The failure or delay by the Underwriter or the Company in exercising any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. If the Offering is consummated, the Underwriter may, at its option and expense, place an announcement in such newspapers and periodicals as the Underwriter may choose stating that the Underwriter has so acted, and the capacity in which it has acted.
(The remainder of this page has been left blank intentionally.)

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement and have declared it effective as of the date written above.

CENTRAL FEDERAL CORPORATION
By:	/s/ Mark S. Allio
Mark S. Allio
President, Chief Executive Officer and Chairman of the Board of Directors

RYAN BECK & CO., INC.
By:	/s/ Charles R. Crowley
Charles R. Crowley
Managing Director

Schedule A
Registration Statement on Form S-2 filed by Central Federal Corporation with the SEC on October 28, 2005.
Registration Statement on Form S-1/A filed by Central Federal Corporation with the SEC on December 1, 2005.
Free writing prospectus filed by Central Federal Corporation with the SEC on December 5, 2005.

EXHIBIT A
FORM OF PRICE DETERMINATION AGREEMENT
January ___, 2006
Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey 07932-2289
Ladies and Gentlemen:
     Reference is made to the Underwriting Agreement, dated January ___, 2006 (the “Underwriting Agreement”), among Central Federal Corporation, a Delaware corporation (the “Company”), and Ryan Beck & Co., Inc., (the “Underwriter”). The Underwriting Agreement provides for the purchase by the Underwriter from the Company, subject to the terms and conditions set forth therein, of 2,000,000 shares of Common Stock of the Company (“Securities”), subject to the Underwriter’s option to purchase up to an additional 300,000 Securities (to cover over-allotments, if any). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.
     Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with the Underwriter as follows:
1.	The public offering price per Security shall be $[ ].

2.	The purchase price for the Securities to be paid by the Underwriter shall be $[ ] per Security for Securities sold to the public and $[ ] per Security for the directed Securities disclosed in the Prospectus.

3.	The number of Initial Securities purchased by the Underwriter shall be [ ], including [ ] directed Securities and [ ] Securities sold to the public.
     The Company represents and warrants to the Underwriter that the representations and warranties of the Company set forth in Section 1(a) of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.
     This Agreement shall be governed by the laws of the State of New Jersey.
     If the foregoing is in accordance with the understanding of the Underwriter of the agreement between the Underwriter and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriter and the Company in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,

CENTRAL FEDERAL CORPORATION

By:
Mark S. Allio
President, Chief Executive Officer, and
Chairman of the Board of Directors
Confirmed and accepted as of
the date first above written:
RYAN BECK & CO., INC.

By:
Name: Charles R. Crowley
Title: Managing Director

EXHIBIT B
FORM OF LOCK-UP AGREEMENT
                    January ___, 2006
Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey 07932-2289
Ladies and Gentlemen:
     The undersigned is the beneficial owner of the common stock, $0.01 par value per share (the “Common Stock”), or securities convertible into or exercisable or exchangeable for the Common Stock, of Central Federal Corporation, a Delaware corporation (the “Company”), set forth below. The undersigned understands that the Company has filed a Registration Statement on Form S-2 (File No. 333-129315) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) in connection with the public offering of the Company’s Common Stock (the “Offering”). The undersigned also understands that Ryan Beck & Co., Inc. (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company in connection with the Offering. All terms not otherwise defined herein shall have the same meanings as in the Underwriting Agreement.
     In recognition of the benefit that the Offering will confer upon the undersigned as a shareholder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company and the Underwriter that, during the period ending one hundred eighty (180) days after the date of the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “1933 Act”), promulgated by the Commission, or if no filing under Rule 424(b) is made, the date of the final Prospectus included in the Registration Statement when declared effective under the Act, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, grant any option to purchase or otherwise transfer or dispose (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock, or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, beneficially owned (within the meaning of Rule 13d-3 under the 1934 Act Regulations) by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock, or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, in cash or otherwise.
     Further, the undersigned agrees that at any time prior to the effective date of the Registration Statement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock, or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, beneficially owned (within the meaning of Rule 13d-3 under the 1934 Act Regulations) by the undersigned on the date hereof or hereafter acquired without first requiring any such offering or acquiring parties execute and deliver to the Underwriter an agreement of substantially the tenor hereof.
     Notwithstanding the foregoing, the undersigned may transfer Common Stock of the Company (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding the shares subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
     The undersigned hereby confirms that he, she or it understands that the Underwriter and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.
     This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New Jersey.

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title

EXHIBIT C
FORM OF OPINION OF COUNSEL FOR THE COMPANY
All terms not otherwise defined herein shall have the same meanings as in the Underwriting Agreement.
1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

2.	The Company has an authorized capitalization as set forth in the Prospectus under “Capitalization,” and the Securities conform to the description of the Common Stock contained in the Prospectus and are not subject to any preemptive or similar rights.

3.	All of the shares of capital stock of the Company issued (including the Securities being issued pursuant to the Agreement when delivered against payment therefore) have been duly and validly authorized and are fully paid and nonassessable.

4.	Except as described in the Prospectus, (a) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company except pursuant to the Company’s stock option plans and awards currently in effect on the date hereof; and (b) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person.

5.	The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to any liability or disability by reason of failure to be so qualified in any jurisdiction, except where such failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

6.	The Bank has been duly incorporated and is validly existing as a federal savings bank under the laws of the United States, in good standing, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; the deposit accounts of the Bank are insured up to the applicable limits by the FDIC; and all of the issued and outstanding capital stock of the Bank is owned directly by the Company, free and clear of any pledge, lien, encumbrance, claim or equity.

7.	The activities of each subsidiary of the Company as described in the Prospectus are permitted to subsidiaries of a savings and loan holding company or a Delaware corporation or by the rules, regulations, policies and practices of the Office of Thrift

Supervision and the FDIC, as the case may be, and any other federal or state authority having jurisdiction over such matters. To the best of such counsel’s knowledge, neither the Company nor any of its subsidiaries has received any communication from any governmental agency or body having jurisdiction over the Company (“Governmental Entity”) asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order.

8.	Except as disclosed in the Prospectus, to the best of such counsel’s knowledge, after inquiry of the Chairman, Chief Executive Officer and Chief Financial Officer of the Company, there are no legal or governmental actions or suits, investigations or proceedings before or by any Government Entity or court, domestic or foreign, now pending or threatened against the Company or any of its subsidiaries or contemplated by Government Entities, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (a) that is required to be disclosed in the Registration Statement by the 1933 Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (b) which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject, either individually or in the aggregate, and which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, would not have a Material Adverse Effect.

9.	The Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Underwriter, will constitute the valid and binding agreement of the Company. The issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of the Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the amended and restated certificate of incorporation or bylaws of the Company or any statute or any order, rule or regulation known to such counsel of any court or Governmental Entity.

10.	No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Entity is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Agreement, except the registration of the Securities under the 1933 Act, and except as may be required under the rules and regulations of Nasdaq and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriter.

11.	To the best of such counsel’s knowledge, after inquiry of the Chairman, Chief Executive Officer and Chief Financial Officer of the Company, neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or charter (as applicable) or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

12.	The statements set forth in the Prospectus under the caption “Description of Our Common Stock”, insofar as they purport to constitute a summary of the legal terms of the Common Stock, are accurate and complete in all material respects.

13.	Each of the Company and its subsidiaries possess all permits, licenses, approvals, consent and other authorizations of all Governmental Entities (“Licenses”) and have made all filings, applications and registrations with all Governmental Entities that are required in order to permit the Company or such subsidiary to conduct its business as disclosed in the Prospectus, except where the failure to possess such License or to have made such filing, application or registration would not, individually or in the aggregate, have a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except where the invalidity of such Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; to such counsel’s knowledge, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

14.	To the best of such counsel’s knowledge, after inquiry of the Chairman, Chief Executive Officer and Chief Financial Officer of the Company, neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any of its subsidiaries and, to such counsel’s knowledge, neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

15.	The Company is not, and after giving effect to the offering and sale of the Securities, will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

16.	The documents incorporated by reference in the Prospectus (other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder.

17.	The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the time of delivery of the Initial Securities and the Option Securities, respectively, (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder.

EXHIBIT D
NEGATIVE REPRESENTATIONS LETTER
                    January ___, 2006
Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey 07932

Re:	Central Federal Corporation
Issuance and Sale of 2,000,000 Shares of Common Stock
Ladies and Gentlemen:
     We have acted as special counsel to Central Federal Corporation, a Delaware corporation (the “Company”) pursuant to the terms of the Underwriting Agreement, dated January ___, 2006 (the “Underwriting Agreement”), by and between Central Federal Corporation, a Delaware corporation (the “Company”) and Ryan Beck & Co. (the “Underwriter”) in its capacity as sole managing underwriter, in connection with the sale by the Company of an aggregate of 2,000,000 common shares, $0.01 par value (the “Common Stock”). This letter is delivered pursuant to Section 5(b)(ii) of the Underwriting Agreement. Capitalized terms not otherwise defined herein, except as noted below, have the meanings set forth in the Underwriting Agreement.
     The primary purpose of our engagement was to consider and advise with respect to legal matters, and not to determine or verify facts not constituting legal conclusions. In that regard, we have examined the Registration Statement and Prospectus. In addition, we have examined various documents and have participated in conferences with representatives of the Company, the Company’s counsel, the Company’s independent registered public accounting firm and the Underwriter at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed. We have not otherwise undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements and other information contained in the Registration Statement or Prospectus. In addition, we are not advising in this letter with respect to (i) the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus or (ii) financial statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed in the Registration Statement or Prospectus.
     Solely on the basis of the foregoing (relying as to factual matters primarily upon the statements of officers and other representatives of the Company), no information has come to our attention that causes us to believe (i) that the Registration Statement (except for financial statements and schedules, notes to financial statements, and other financial, appraisal or statistical data included therein, as to which we express no view) at the time it became effective, or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained or incorporated by reference or the Prospectus at the time it was declared effective by the Commission or as of the date hereof, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) that the General Disclosure Package (excluding financial statements and schedules, notes to financial statements, and other financial, appraisal or statistical data included therein, as to which we express no view), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. The documents in the General Disclosure Package as of the Applicable Time are specified in Schedule A to this letter.
     This letter is rendered for the sole benefit of the addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this letter may not be made available, and this letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this letter may be made available as provided herein and (ii) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this letter, or otherwise inform the addressee hereof or other person or entity with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein.
Very truly yours,